                                                                    April_____, 2003

Board of Directors                                                  Board of Directors
AAL Variable Product Series Fund, Inc.                              LB Series Fund, Inc.
4321 North Ballard Road                                             625 Fourth Avenue South
Appleton, Wisconsin 54919                                           Minneapolis, MN 55415

Re:  Tax Opinion for Registration Statement on Form N-14
     [Name of Acquired Portfolio]

Ladies and Gentlemen:

           We are acting as counsel to the AAL Variable  Product  Series Fund,  Inc., a Maryland  corporation  (the "AAL  Fund"), in  connection  with the proposed  transfer  of  substantially  all of the assets of  _________________  Portfolio  (the  "Acquired
Portfolio"),  a series of the AAL Fund,  to the _________________  Portfolio (the "Acquiring  Portfolio"),  a series of the LB
Series Fund, Inc., a Minnesota  corporation ("LB Fund"), solely in exchange for Acquiring Portfolio shares (the "Acquiring Portfolio
Shares") to be distributed to the Acquired Portfolio  shareholders in liquidation of the Acquired Portfolio and the assumption by the Acquiring  Portfolio of the Assumed  Liabilities of the Acquired  Portfolio.  The  transactions  will occur pursuant to the
Agreement and Plan of Reorganization (the "Plan"), dated as of  __________________,  2003, executed by the AAL Fund on behalf of the Acquired Portfolio and by the  LB  Fund  on  behalf  of the  Acquiring  Portfolio.  The  Plan  is  attached  as  Appendix  A to the  Proxy  Statement/Prospectus  (the  Proxy Statement/Prospectus")  relating to the  Reorganization  which is a part of the
Registration  Statement under the Securities Act of 1933 on Form N-14 (the "Registration  Statement"),  filed by the LB Fund on
January _____,  2003, with the Securities and Exchange  Commission.  This opinion is rendered pursuant to Section 8.5 of the Plan.
Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Plan.

           In rendering our opinion, we have examined the Registration  Statement and the Plan and have, with your permission, relied upon, and assumed as correct, (i) the factual information contained in the Registration Statement; (ii) the representations and covenants contained in the Plan; (iii) the Acquiring  Portfolio Tax  Representation  Certificate and the Acquired Portfolio Tax
Representation Certificate,  attached hereto as Annex A and Annex B, respectively; and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

           On the basis of the  information,  representations  and  covenants  contained in the  foregoing  materials  and assuming the Reorganization  is consummated in the manner described in the Plan and the Proxy Statement/Prospectus included in the
Registration Statement, we are of the opinion that:

                     (i)       The transfer of  substantially  all of the Acquired  Portfolio's  assets in exchange for Acquiring
Portfolio Shares and the assumption by the Acquiring  Portfolio of the Assumed  Liabilities  of the Acquired  Portfolio  will constitute a  "reorganization"  within the meaning of Section  368(a)(1) of the Internal  Revenue Code of 1986, as amended (the
"Code"),  and the Acquiring  Portfolio and the Acquired  Portfolio will each be a "party to a reorganization" within the meaning of
Section 368(b) of the Code;

                     (ii)      No gain or loss will be recognized by the Acquired Portfolio upon the transfer of substantially all of its assets to the Acquiring Portfolio in exchange solely for the Acquiring Portfolio Shares and the assumption by the Acquiring
Portfolio of the Assumed  Liabilities of the Acquired Portfolio;

                     (iii)     No gain or loss will be  recognized  by the Acquired  Portfolio on  distribution (whether actual or constructive)  of the Acquiring Portfolio Shares to the Acquired Portfolio shareholders;

                     (iv)      No gain or loss will be recognized by the Acquiring Portfolio upon the receipt by it of substantially all of the assets of the Acquired Portfolio in exchange solely for the Acquiring Portfolio Shares and the assumption by the
Acquiring  Portfolio of the Assumed  Liabilities of the Acquired Portfolio.

                     (v)       No gain or loss will be recognized by the Acquired Portfolio shareholders upon the liquidation of the Acquired Portfolio and the related surrender of their shares of the Acquired Portfolio in exchange for the Acquiring Portfolio
Shares

                     (vi)      The Acquiring Portfolio's tax basis in the assets acquired from the Acquired Portfolio  will be the same as the basis of those assets in the hands of the Acquired Portfolio immediately prior to the Reorganization;

                     (vii)     The holding period of the assets of the Acquired Portfolio received by the Acquiring Portfolio in the Reorganization  will include the period during which such assets were held by the Acquired Portfolio;

                     (viii)    The tax basis of the Acquiring Portfolio Shares received by each Acquired Portfolio shareholder, pursuant to the Reorganization will be the same as the Acquired Portfolio shareholder's basis in his or her Acquired Portfolio
Shares immediately  prior  to the Reorganization.

                     (ix)      The holding period of the Acquiring Portfolio Shares received by each Acquired Portfolio shareholder pursuant to the Reorganization will include such Acquired Portfolio shareholder's holding period of his or her Acquired Portfolio
Shares held immediately prior to the Reorganization,  provided that such  Acquired  Portfolio  Shares were held by such  Acquired
Portfolio shareholder  as capital  assets on the date of the Reorganization;

                     (x)       The  Acquiring Portfolio will succeed to and take into account as of the date of the Reorganization the items of the Acquired Portfolio described in Section 381(c) of the Code, subject to the conditions and limitations specified in
Sections 381(b) and (c), 382, 383, and 384 of the Code, and the applicable Treasury Regulations thereunder;

                     (xi)      The discussion in the Proxy Statement/Prospectus under the captions "Summary - Federal Tax
Consequences" and "Information About the Reorganization - Federal Income Tax Consequences",  to the extent it constitutes summaries of legal matters or legal conclusions,  is accurate in all material respects.

           This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and
court decisions.  This opinion represents our best legal judgment as to the matters  addressed  herein,  but is not binding on the
Service or the courts.  Furthermore,  the legal  authorities  upon which  we rely  are  subject  to  change  either  prospectively or  retrospectively.  Any  change  in such  authorities  or any  change  in the  facts  or representations,  or any past or future actions by the AAL Fund,  the LB Fund,  the  Acquired  Portfolio,  or the  Acquiring  Portfolio  contrary  to such representations might adversely affect the conclusions stated herein.

           We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement and further  consent to the use of our name under the caption  "Information  About the  Reorganization  - Federal Income Tax  Consequences"  in the Proxy
Statement/Prospectus  included in the Registration Statement.

                                                                            Very truly yours,

                                                                            QUARLES & BRADY LLP

Enclosure

                                                                          ANNEX A

                                                    ACQUIRING PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                                                   LB SERIES FUND, INC.
                                                                 _______________ PORTFOLIO

           The undersigned officer of the LB Series Fund, Inc. (the "LB Fund"), in his capacity as an officer and not individually, on behalf of the _______________  Portfolio (the "Acquiring  Portfolio"),  a series of the LB Fund, hereby makes the following declarations and  representations to (i) the AAL Variable Product Series Fund, Inc. (the "AAL Fund") on behalf of the  _____________
Portfolio (the "Acquired  Portfolio") a series of the AAL Fund pursuant to Section 6.3 of the Agreement and Plan of Reorganization
dated as of  _______________, 2003, and executed by the AAL Fund on behalf of the Acquired  Portfolio and by the LB Fund on behalf of the  Acquiring  Portfolio  (the  "Plan");  and (ii)  Quarles & Brady LLP,  who will rely  thereon  for purposes of rendering the tax opinion pursuant to Section 8.6 of the Plan (the "Tax Opinion):

                                                                      REPRESENTATIONS

           1.   I  certify  to you that I am an  officer  of the LB Fund.  I am  familiar  with the Plan  and the  Registration
Statement  under  the Securities  Act of 1933 on Form N-14 filed by the LB Fund on January  _____,  2003,  with the Securities  and
Exchange  Commission  ("Form  N-14").  I have personal  knowledge of the matters covered by the  representations  made herein and am authorized to make these  representations on behalf of the Acquiring Portfolio.

           2.   I certify that the Plan will be implemented as described in the Form N-14, and as set forth in the Plan.

           3.   I am familiar  with the business and affairs of the Acquiring  Portfolio  and have  examined and am familiar with the  representations set forth  below,  and have made such  investigations  of factual  matters  as are  reasonably  necessary  for purposes  of making  the  declarations  and representations herein.

           4.   I understand that the following  representations  form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such Opinion.

           5.   LB Fund is a diversified,  open-end  management  investment company and registered as such with the Securities and
Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

           6.   Each series of the LB Fund (including the Acquiring Portfolio) is a segregated portfolio of assets, the beneficial interests in which are owned by the holders of a class or series of voting  common  stock of the LB Fund that is preferred over all other  classes or series in respect to such portfolio of assets.

           7.   LB Fund is a regulated  investment  company  with the meaning of Section 851 of the  Internal Revenue Code of 1986,
as amended (the "Code").

           8.   The  Acquiring  Portfolio  has been  eligible  to elect and has elected to be taxed as a  regulated  investment company as defined in Sections 851 through 855 of the Code,  and for all of its taxable  periods,  has  qualified  for the special tax treatment  afforded  regulated  investment companies under Section 851 through 855 of the Code. After the closing date of the reorganization  pursuant to the Plan  ("Reorganization"),  the Acquiring Portfolio  intends  to  continue  to elect to be taxed as a  regulated  investment  company  as defined in  Sections  851  through  855 of the Code for all subsequent taxable years, and intends to continue to qualify for the special tax treatment afforded regulated  investment  companies under Sections 851 and 855 of the Code.

           9.   Lutheran  Brotherhood  and Aid  Association  for Lutherans  merged on January 1, 2002, and the surviving  entity is now named Thrivent Financial for Lutherans  ("Thrivent").  The AAL Fund and the LB Fund are owned by Thrivent.  The Reorganization will result in a larger portfolio that can use its increased asset size to achieve greater portfolio  diversification,  engage in block trading and other investment  transactions on potentially more advantageous  terms than two separate smaller portfolios, and can spread relatively fixed costs over a larger asset base. The Acquired  Portfolio and the Acquiring Portfolio have substantially similar investment  objectives and investment policies and are managed in a substantially similar manner and by the same investment advisor and same portfolio manager, and can achieve better efficiencies by operating as a single, larger portfolio.  The
Reorganization is motivated, in whole or in substantial part, by these corporate business purposes.

           10.  The fair market value of the Acquiring  Portfolio  shares of common stock  received by each  Acquired  Portfolio shareholder  will be approximately equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

           11.  The  Acquiring  Portfolio  has no plan or  intention  for the  Acquiring  Portfolio  or any person  related  (as defined in  Treasury Regulations,  Section  1.368-1(e)(3))  to the  Acquiring  Portfolio,  to acquire,  during the  five-year period  beginning  on the  effective  date of the Reorganization,  with  consideration  other than  Acquiring  Portfolio  shares of common stock,  Acquiring  Portfolio  shares of common stock  furnished in exchange for a proprietary interest in the Acquired
Portfolio in the Reorganization,  either directly or through a transaction,  agreement,  or arrangement with any other  person, other than  redemptions  by the  Acquiring  Portfolio in the ordinary  course of its  business as an open-end  investment  company pursuant to Section 22(e) of the 1940 Act.

           12.  During the five-year period ending on the effective date of the  Reorganization  neither the Acquired Portfolio nor any person related (as defined in Treasury  Regulations,  Section  1.368(e)(3)) to the Acquiring  Portfolio will have acquired
Acquired  Portfolio shares with  consideration other than Acquiring Portfolio shares of common stock.

           13.  Following the Reorganization,  the Acquiring  Portfolio will either (i) continue the historic business of the
Acquired  Portfolio,  or (ii) use a significant  portion of the historic business assets acquired from the Acquired  Portfolio in its business,  except that: (A) a portion of these historic assets may be sold or otherwise disposed of in the ordinary course of the Acquiring  Portfolio's  business and to the extent necessary to maintain its  status  as a series  of an  open-end  investment company  under the 1940  Act;  and (B) the  Acquiring  Portfolio  may sell assets received  in the Reorganization and will reinvest the proceeds  consistent with its investment  objectives and policies,  provided that the Acquiring Portfolio will hold at least
34% of the historic  business  assets of the Acquired  Portfolio.  Otherwise,  the Acquiring  Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of the Acquired Portfolio acquired in the Reorganization.

           14.  The shareholders of the Acquiring Portfolio will pay their own expenses, if any, incurred in connection with the
Reorganization.

           15.  Thrivent,  the investment advisor to the Acquiring Portfolio,  will pay the expenses of the Acquiring Portfolio incurred in connection with the Reorganization.

           16.  Neither LB Fund nor any mutual fund series thereof (including the Acquiring Portfolio) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           17.  There is no  intercorporate  indebtedness  existing  between the  Acquired  Portfolio  and the Acquiring Portfolio
that was issued, acquired, or will be settled at a discount.

                                                                        Very truly yours,

                                                                        LB SERIES FUND, INC.
                                                                        On Behalf Of
                                                                        _______________ Portfolio

                                                                        By: ______________________________________________
                                                                        Name: ____________________________________________
                                                                        Its: _____________________________________________

                                                                          ANNEX B

                                                     ACQUIRED PORTFOLIO TAX REPRESENTATION CERTIFICATE
                                                          AAL VARIABLE PRODUCT SERIES FUND, INC.
                                                              _____________________ PORTFOLIO

           The undersigned  officer of the AAL Variable Product Series Fund, Inc. (the "AAL Fund"), in his capacity as an officer and not individually, on behalf of the _____________  Portfolio (the "Acquired Portfolio"), a series of the AAL Fund, hereby makes the following  declarations and representations to (i) the LB Series Fund, Inc. (the "LB Fund") on behalf of the _____________
Portfolio (the "Acquiring  Portfolio"), a series of the LB Fund pursuant to Section 7.5 of the Agreement and Plan of Reorganization
dated as of  _________________,  2003,  and  executed by the AAL Fund on behalf of the Acquired Portfolio  and by the LB Fund on behalf of the Acquiring Portfolio  (the  "Plan");  and (ii)  Quarles & Brady LLP,  who will rely thereon for purposes of rendering the tax opinion pursuant to Section 8.6 of the Plan (the "Tax Opinion"):

                                                                      REPRESENTATIONS

           1.   I  certify  to you that I am an  officer  of the AAL  Fund.  I am  familiar  with the Plan and the  Registration
Statement  under the Securities Act of 1933 on Form N-14 filed by the LB Fund on January __, 2003, with the Securities and Exchange
Commission  ("Form N-14").  I have personal knowledge of the matters covered by the representations made herein and am authorized to make these representations on behalf of the Acquired Portfolio.

           2.   I certify that the Plan will be implemented as described in the Form N-14, and as set forth in the Plan.

           3.   I am familiar with the business and affairs of the Acquired Portfolio and have examined and am familiar with the representations  set forth below, and have made such  investigations of factual matters as are reasonably  necessary for purposes of making the declarations and representations herein.

           4.   I understand  that the  following  representations  form part of the basis of the Tax Opinion and that any change or inaccuracy in the facts described in such representations could adversely alter such Opinion.

           5.   The AAL Fund is a diversified, open-end management investment company and registered as such with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act").

           6.   Each series of the AAL Fund (including the Acquired Portfolio) is a segregated portfolio of assets, the beneficial interests in which are owned by the holders of a class or series of voting  common stock of the AAL Fund that is preferred over all other  classes or series in respect to such portfolio of assets.

           7.   The AAL Fund is a regulated  investment  company with the meaning of Section 851 of the Internal Revenue Code of
1986, as amended (the "Code").

           8.   The  Acquired  Portfolio  has been  eligible  to elect and has  elected to be taxed as a  regulated  investment company as defined in Sections 851 through 855 of the Code, and for all of its taxable  periods,  has qualified,  and in the case of the Acquired  Portfolio's last short taxable year ending on the closing  date of the  reorganization  under the Plan (the
"Reorganization"),  will  qualify  for the  special  tax  treatment  afforded regulated investment companies under Section 851 through 855 of the Code.

           9.   Lutheran  Brotherhood  and Aid  Association  for Lutherans  merged on January 1, 2002, and the surviving  entity is now named Thrivent Financial for Lutherans  ("Thrivent").  The AAL Fund and the LB Fund are owned by Thrivent.  The Reorganization will result in a larger portfolio that can use its increased asset size to achieve greater portfolio  diversification,  engage in block trading and other investment  transactions on potentially more advantageous  terms than two separate smaller  portfolios, and can spread relatively fixed costs over a larger asset base. The Acquired Portfolio and the Acquiring Portfolio have substantially similar investment  objectives and investment policies and are managed in a substantially similar manner and by the same investment advisor and same portfolio manager,  and can achieve better  efficiencies by operating as a single,  larger portfolio.  The
Reorganization is motivated, in whole or in substantial part, by these corporate business purposes.

           10.  The  Acquired  Portfolio  will  distribute  to its  shareholders  the  Acquiring  Portfolio  shares of common stock it receives in the Reorganization, and its other properties (if any), and liquidate pursuant to the Plan.

           11.  The fair market value of the Acquiring  Portfolio  shares of common stock  received by each  Acquired  Portfolio shareholder  will be approximately equal to the fair market value of Acquired Portfolio shares of common stock surrendered in the exchange.

           12.  The fair market  value of the  Acquired  Portfolio  assets  transferred  to the  Acquiring  Portfolio  in exchange for the  Acquiring Portfolio shares will be  approximately  equal to the fair market value of such Acquiring  Portfolio  shares of common stock. The Acquiring  Portfolio will acquire  at least 90% of the fair  market  value of the net assets  and at least 70% of the fair market value of the gross assets  held by the  Acquired Portfolio  immediately  prior to the  transaction.  For purposes of this  representation,  amounts  used by the  Acquired  Portfolio to pay all expenses it incurs in  connection  with the
Reorganization, and all redemptions and distributions (except for regular  normal  distributions  and regular  normal redemptions pursuant to the 1940 Act and not in excess of the  requirements  of Section 852 of the Code,  occurring in the ordinary course of the Acquired Portfolio's  business as an open-end  investment company) made by the Acquired Portfolio  immediately  preceding the transfer will be included as assets of the Acquired Portfolio held immediately prior to the Reorganization.

           13.  The fair market value of the Acquired  Portfolio  assets that are transferred to the Acquiring Portfolio will equal or exceed the sum of the liabilities assumed by the Acquiring Portfolio, plus the amount of liabilities, if any, to which the transferred assets are subject.

           14.  During the five-year  period ending on the effective  date of the  Reorganization,  (i) neither the Acquired
Portfolio nor any person related (as defined in Treasury Regulations, Section 1.368(e)(3) without regard to Section
1.368-1(e)(3)(i)(A))  to the Acquired  Portfolio will have acquired Acquired  Portfolio shares of common stock with consideration other than Acquiring  Portfolio shares of common stock or Acquired Portfolio shares of common stock,  and (ii) no  distributions will have been made with respect to Acquired  Portfolio  shares of common stock (other than normal, regular, dividend distributions made  pursuant to the Acquired  Portfolio's  historic  dividend  paying  practice),  either  directly or through any  transaction, agreement, or arrangement with any other person,  except for:  (A)  distributions  described  in Section 852 and 4982 of the Code, as required for the Acquired  Portfolio's tax treatment as a regulated  investment company,  and (B) redemptions by the Acquired
Portfolio of its shares in the ordinary course of its business as an open-end investment company pursuant to Section 22(e) of the
1940 Act.

           15.  There is no plan or intention by the Acquired  Portfolio  shareholders  to cause the Acquiring Portfolio to redeem a number of shares of the Acquiring  Portfolio  shares of common stock  received in the  Reorganization  that would reduce the ownership by the  shareholders  of the Acquired Portfolio of the Acquiring Portfolio shares to a number of shares having a value, as of the effective date of the  Reorganization,  of less than 50% of the value of all the  formerly  outstanding  shares of the
Acquired  Portfolio,  as of the same  date.  Shares of the  Acquired  Portfolio  and  shares of the Acquiring  Portfolio held by the Acquired  Portfolio  shareholders and redeemed prior to or subsequent to the  Reorganization  will be considered in making this representation.

           16.  The liabilities of the Acquired  Portfolio assumed by the Acquiring  Portfolio and the liabilities to which the transferred assets of the Acquired Portfolio are subject were incurred by the Acquired Portfolio in the ordinary course of business.

           17.  The shareholders of the Acquired Portfolio will pay their own expenses, if any, incurred in connection with the
Reorganization.

           18.  Thrivent, the investment advisor to the Acquired Portfolio, will pay the expenses of the Acquired Portfolio incurred in connection with the Reorganization.

           19.  Neither the AAL Fund nor any mutual fund series thereof (including the Acquired Portfolio) is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           20.  There is no intercorporate  indebtedness existing  between the  Acquired  Portfolio  and the  Acquiring  Portfolio
that was issued, acquired, or will be settled at a discount.

           21.  All of the shares of common stock of the  Acquired  Portfolio  (which is the only class or series of stock of the
Acquired  Portfolio) are owned and held of record by [insert names of record holders of Acquired Portfolio].

           Dated:  April __, 2003
                                                                        Very truly yours,

                                                                        AAL VARIABLE PRODUCT
                                                                        SERIES FUND, INC.
                                                                        On Behalf Of
                                                                        _____________ Portfolio

                                                                        By: ________________________________________
                                                                        Name: ______________________________________
                                                                        Its: _______________________________________